Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

 We hereby consent to the incorporation by reference in the previously filed Registration Statements of Viking Systems, Inc. (the “Company”) on Form S-8 (File No. 333-164375 and 333-150912) of our report dated February 24, 2011, relating to the financial statements of the Company as of and for the years ended December 31, 2010 and 2009, included in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 24, 2011.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
February 24, 2011